Exhibit 11

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                     Versus Technology, Inc.
         Statement Re: Computation of Per Share Earnings


                                                  Year Ended           Three Months Ended
                                                  October 31,              January 31,
                                               1996        1995         1997          1996
                                               -----------------      --------------------
Primary and Fully Diluted Earnings (Loss)
  Per Share:

Net Loss                                 (2,006,000)  (2,497,000)    (394,000)    (385,000)

Calculation of weighted average common
shares outstanding:
  Outstanding common shares at beginning
    of period:                           18,910,697    4,160,780    36,543,573  18,910,697
  Impact of repurchase of H. Terry
    Snowday shares: January 26, 1996 -
    425,000 shares                                                                 (32,337)
  Impact of private placement offerings:
    August 26, 1996-11,335,000 shares     2,044,016
    September 29, 1995-14,674,917 shares               1,286,568
  Impact of August 26, 1996 Olmsted
    Engineering Co. acquisition and
    issuance of 6,379,889 shares less
    510,000 subsequently retired shares   1,058,525
  Impact of January 31, 1997 Precision
    Tracking Issue                                                      17,391
  Other                                    (153,162)       3,082       (10,324)
                                          ---------    ---------     ---------  ----------
Total weighted average common shares (A) 21,860,076    5,450,430    36,550,640  18,878,360
                                         ==========    =========    ==========  ==========
Primary and Fully Diluted Loss Per Share $    (0.09)   $   (0.46)   $    (0.01) $    (0.02)
                                         ----------    ---------    ----------  ----------

Note:

(A)  The weighted average effect of common stock equivalents was anti-dilutive for 1995, 1996 and 1997 and, therefore, was not considered in the above calculation.

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